Exhibit (d)(5)

Execution Version

ROLLOVER, CONTRIBUTION AND EXCHANGE AGREEMENT

THE SECURITIES SUBSCRIBED FOR HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN ACCORDANCE WITH THE STOCKHOLDERS’ AGREEMENT (AS DEFINED BELOW) AND AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES TO BE ACQUIRED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT.

EACH PERSON NAMED ON THE SIGNATURE PAGE HERETO AS A “ROLLOVER INVESTOR”, BY EXECUTION OF THIS ROLLOVER, CONTRIBUTION AND EXCHANGE AGREEMENT, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE STOCKHOLDERS’ AGREEMENT TO THE EXTENT APPLICABLE TO SUCH ROLLOVER INVESTOR.

ROLLOVER, CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of March 12, 2016, by and between Pomegranate Holdings, Inc., a Delaware corporation (the “Parent”), and each of the stockholders of The Fresh Market, Inc., a Delaware corporation (“Company”) listed on Schedule 1 attached hereto as holding the “Rollover Shares” listed thereon (each, a “Rollover Investor” and collectively, the “Rollover Investors”).

WHEREAS, Company, the Parent, and Pomegranate Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (“Merger Sub”), are parties to that certain Agreement and Plan of Merger dated as of March 11, 2016 (as amended from time to time, the “Merger Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement);

WHEREAS, soon after the execution of this Agreement and pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub has agreed to commence a cash tender offer to acquire any and outstanding shares of Company Common Stock for $28.50 per share, net to the seller in cash without interest (such offer, as may be extended from time to time as permitted under, or required by, the Merger Agreement, the “Offer”);

WHEREAS, following the consummation of the Offer, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the DGCL, Merger Sub will merge with and into the Company, with the Company surviving the Merger and pursuant to the Merger each share of Company Common Stock that is not validly tendered and irrevocably accepted for payment pursuant to the Offer (except as otherwise provided herein and in the Merger Agreement) will be converted into the right to receive the Offer Price;

WHEREAS, immediately prior to and in connection with the consummation of the transactions contemplated by the Merger Agreement, the Rollover Investors desire to exchange shares of common stock of Company (“Rollover Shares”) having an aggregate value based on the per share Offer Price equal to $130,945,330.50 (“Rollover Amount”) for shares of the Parent’s (or the Parent’s permitted assignees) common stock, par value $0.01 per share (“Parent Common Stock”), at the price per share of Parent Common Stock paid by affiliates of Apollo Management VIII, L.P. in connection with the purchase of shares of Parent Common Stock prior to or concurrently with the closing of the transactions under the Merger Agreement (the “Merger Agreement Closing”);

WHEREAS, the closing of the rollover, contribution and exchange contemplated hereby (the “Closing”) will be made simultaneously with the Merger Agreement Closing;

WHEREAS, the parties intend to treat the exchange of shares pursuant to Section 1 as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended;

WHEREAS, concurrently with the execution hereof, the Company, the Parent, Merger Sub and the Rollover Stockholders are entering into a Support Agreement regarding the tendering and voting of any Shares of Company Common Stock now owned or herein after acquired by such owners;

WHEREAS, as a condition to the issuance of the Acquired Shares (as defined below) to the Rollover Investors, each Rollover Investor will execute and deliver a counterpart signature page or appropriate joinder to the Stockholders’ Agreement of the Parent to be entered into at the Closing, a summary of the principal terms of which are attached as Exhibit A hereto (as amended, restated or modified from time to time, the “Stockholders’ Agreement”); and

WHEREAS, immediately following the issuance of the Acquired Shares, the Rollover Investors will contribute such shares to a newly formed limited liability company that will hold all the Acquired Shares (the “BR LLC”) and a summary of the principal terms of the limited liability company agreement of the BR LLC are attached as Exhibit B hereto (as amended, restated or modified from time to time, the “BR LLC Agreement”);

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, intending to be legally bound hereby, the Parent and the Rollover Investors hereby agree as follows:

1. Contribution and Exchange. Subject to the terms and conditions hereof, immediately prior to the Closing:

(a) the Rollover Investors hereby agree to contribute, assign, transfer, convey and deliver to the Parent the Rollover Shares, free and clear of any and all security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares) (the “Encumbrances”); and

(b) the Parent hereby agrees to issue to each Rollover Investor in exchange for the contribution, assignment, transfer, conveyance and delivery by such Rollover Investor to the Parent of such Rollover Investor’s Rollover Shares, as described in Section 1.1(a)

above, a number of shares of Parent Common Stock equal to the quotient of (i) the Rollover Amount divided by (ii) the per share Offer Price divided by (iii) such Rollover Investor’s pro rata percentage of all Rollover Shares (the “Acquired Shares”), free and clear of any and all Encumbrances, except as may exist by reason of this Agreement, the Support Agreement, applicable securities laws and the Stockholders’ Agreement.

2. Representations and Warranties of the Parent. The Parent hereby represents and warrants (as of the date hereof and as of the Closing) to, and covenants and agrees with, each Rollover Investor as follows:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite legal and corporate power to enter into this Agreement and to perform its obligations hereunder.

(b) All corporate action on the part of the Parent necessary for the execution and delivery by the Parent of this Agreement and the performance of its obligations hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the Parent, enforceable in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

(c) The execution and delivery by the Parent of this Agreement and the performance of its obligations hereunder will not result in (i) any violation of its certificate of incorporation or bylaws, (ii) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound or (iii) any violation of any applicable law, regulation or court decree.

(d) When issued in accordance with the terms of this Agreement, the Acquired Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all Encumbrances, except (i) as set forth in the Stockholders’ Agreement, (ii) liens created by or imposed upon the Rollover Investors and (iii) restrictions on transfer under federal, state and/or foreign securities laws.

3. Representations and Warranties of the Rollover Investors. Each Rollover Investor, severally but not jointly, as between Rollover Investors affiliated with Ray Berry (but jointly and severally as between such Rollover Investors affiliated with Ray Berry), on the one hand, and Rollover Investors affiliated with Brett Berry (but jointly and severally as between such Rollover Investors affiliated with Brett Berry), on the other hand, hereby represents and warrants (as of the date hereof and as of the Closing) to, and covenants and agrees with, the Parent as follows:

(a) In the event such Rollover Investor is an entity, (i) such Rollover Investor is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (ii) such Rollover Investor has all requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement, (iii) such Rollover Investor’s execution, delivery and performance of this Agreement has been duly authorized by it and (iv) attached hereto as Exhibit C is a true, correct and complete ownership chart identifying each owner of a direct or indirect interest in such Rollover Investor (including by way of participation, contract or similar right). In the event such Rollover Investor is an individual, such Rollover Investor is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.

(b) There are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending against, or, to the knowledge of such Rollover Investor, threatened against such Rollover Investor or any of such Rollover Investor’s properties or assets (including any shares of Parent Common Stock owned by such Rollover Investor) before or by any Governmental Authority that could be expected to prevent or delay or impair the consummation by such Rollover Investor of the transactions contemplated by this Agreement or otherwise impair such Rollover Investor’s ability to perform its obligations hereunder.

(c) Such Rollover Investor: (i) represents that the exchange of the Acquired Shares, the execution and delivery of this Agreement by such Rollover Investor and the consummation of the transactions contemplated hereby will not result in (A) in the event Rollover Investor is an entity, any violation of its organizational documents, (B) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which such Rollover Investor or such Rollover Investor’s property is bound, (C) any violation by such Rollover Investor of any applicable law, regulation or court decree or (D) any obligation of such Rollover Investor to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, governmental or regulatory authority of the United States, any state thereof or any foreign jurisdiction; (ii) has obtained such tax advice that it has deemed necessary; and (iii) represents that such Rollover Investor’s principal place of business if an entity, or home address if an individual, is as set forth on the signature page hereof.

(d) Such Rollover Investor is the record and beneficial owner of the Rollover Shares held by such Rollover Investor and has, and at the Closing such Rollover Investor will have, good and valid title to such Rollover Shares, free and clear of any Encumbrances.

(a) All action on the part of such Rollover Investor necessary for the consummation of the transactions contemplated hereby and the execution and delivery by such Rollover Investor of this Agreement and the performance of such Rollover Investors obligations hereunder have been taken. This Agreement constitutes the valid and legally binding obligation of such Rollover Investor, enforceable against such Rollover Investor in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exceptions.

(e) Such Rollover Investor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act.

(f) Such Rollover Investor has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Parent and of making an informed investment decision with respect thereto.

(g) Such Rollover Investor has received, has read, and is familiar with, the summary of principal terms of the Stockholders’ Agreement attached as Exhibit A and is aware that no federal or state agency has passed upon the Acquired Shares or made any finding or determination concerning the fairness of this investment.

(h) Such Rollover Investor has received, has read, and is familiar with, the summary of principal terms of the BR LLC Agreement attached as Exhibit B.

(i) Such Rollover Investor understands that its investment in the Parent involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Rollover Investor’s investment in such securities.

(j) Such Rollover Investor has been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated by the Merger Agreement and by this Agreement, which such Rollover Investor has requested to examine.

(k) The Acquired Shares will be acquired for the Rollover Investors’ own account for investment purposes only. Each Rollover Investor (i) acknowledges that the Acquired Shares have not been registered under the Securities Act or any applicable state securities laws, (ii) is not purchasing or otherwise acquiring the Acquired Shares with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in its circumstances or other particular occasion or event which would cause it to sell the Acquired Shares.

(l) Such Rollover Investor agrees to accept the Rollover Shares based upon such Rollover Investor’s own inspection, examination and determination with matters, and without reliance upon (i) any materials provided by Parent, Merger Sub or any of their respective affiliates or representatives or (ii) any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Parent, Merger Sub, the Company or any of their respective affiliates, except as expressly set forth herein.

4. Conditions to Acquisition and Issuance of Acquired Shares.

(a) The Parent’s obligation to issue and sell Acquired Shares to a Rollover Investor is subject to the satisfaction of the following conditions with respect to such Rollover Investor:

(i) all representations and warranties of such Rollover Investor contained in this Agreement will be true and correct as of the Closing;

(ii) no Governmental Authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal, or otherwise preventing or prohibiting consummation of the subscription contemplated hereby;

(iii) on the Closing Date, following (but substantially contemporaneously with) the Closing, all conditions to the Parent’s obligation to effect the Offer Closing and the Merger Closing will have been satisfied or waived by the Parent or Merger Sub; and

(iv) on or before the Closing Date, substantially contemporaneously with the Closing, such Rollover Investor will have duly executed and delivered to the Parent a counterpart to the Stockholders’ Agreement.

(b) Each Rollover Investor’s obligation to contribute Rollover Shares to the Parent and to acquire Acquired Shares in exchange therefor is subject to the satisfaction of the following conditions:

(i) all representations and warranties of the Parent contained in this Agreement will be true and correct as of the Closing, and consummation of the Closing will constitute a reaffirmation by the Parent that all the representations and warranties of the Parent contained in this Agreement are true and correct as of the Closing;

(ii) no Governmental Authority will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the subscriptions contemplated hereby illegal, or otherwise preventing or prohibiting consummation of the subscription contemplated hereby;

(iii) all conditions to the consummation of the transactions contemplated by the Merger Agreement will have been met or waived by the applicable parties entitled to waive such conditions on or before the Closing Date, other than such conditions as are to be satisfied at the closing of such transactions;

(iv) at or prior to the Closing, the Parent will have duly executed and delivered to the Rollover Investors a counterpart of the Stockholders’ Agreement.

5. Limitation on Transfer. The Rollover Investors acknowledge that they are aware that there are substantial restrictions on the transferability of the Acquired Shares as contained in the Stockholders’ Agreement. In addition, since the Acquired Shares have not been registered under the Securities Act or the securities laws of any jurisdiction, such securities may not be disposed of unless they are subsequently registered and/or qualified under applicable securities laws or such Rollover Investor provides evidence reasonably satisfactory to the Board that an exemption from such registration and qualification is available.

6. Survival. All the agreements, representations and warranties made by the Rollover Investors in this Agreement shall survive the exchange of Rollover Shares hereunder.

7. Joinder to Stockholders’ Agreement. By execution and delivery of this Agreement, each Rollover Investor hereby (a) agrees to become a party to the definitive Stockholders’ Agreement (reflecting the principal terms and conditions contained in the term sheet set forth in Exhibit A, as well as terms and conditions customary for transactions of this kind, not inconsistent with the terms and conditions in such term sheet), as of the Closing, and shall be fully bound by, and subject to, all of the agreements, terms and conditions contained therein and (b) makes, constitutes and appoints the Parent and such other persons as may from time to time be designated by the Parent (individually and collectively, the “Representative”) with full power of substitution and resubstitution, its true and lawful agent and attorney-in-fact, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of (i) the execution and delivery, on behalf of such Rollover Investor, of the signature page of the Stockholders’ Agreement and (ii) the execution and delivery of such other documents as may be reasonably requested by the Parent to evidence such Rollover Investor becoming a party to the Stockholders’ Agreement. In acting for the Rollover Investors pursuant to the proxy set forth in this section, the Representative shall not be responsible to the Rollover Investors for any loss or damage the Rollover Investors may suffer by reason of the performance by the Representative of its duties hereunder except in the case of fraud, willful misconduct or gross negligence. The appointment of the Representative shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of a Rollover Investor, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of such Rollover Investor in all matters referred to in this section.

8. BR LLC. By execution and delivery of this Agreement, each Rollover Investor hereby agrees to become member of the BR LLC and to contribute the Acquired Shares acquired by such Rollover Investor hereunder to the BR LLC and, upon such event, references to the “Rollover Investors” shall be deemed to refer to the BR LLC, except that the representations and warranties of the Rollover Investors set forth in Section 3 herein will apply to the Rollover Investors who are signatories hereto as well as the BR LLC, and as a condition to such contribution, the BR LLC will execute and deliver a counterpart signature page or appropriate joinder to the Stockholders’ Agreement.

9. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid at the following addresses:

If to the Parent, to it at:

c/o Apollo Management VIII, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Laurie Medley, Esq.

Facsimile: (646) 607-0528

Email:       lmedley@apollolp.com

with copies (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention:	Robert G. Robison, Esq.
R. Alec Dawson, Esq.
James Z. Fang, Esq.
Facsimile:	(212) 309-6001
Email:	robert.robison@morganlewis.com
alec.dawson@morganlewis.com
james.fang@morganlewis.com

and

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
P.O. Box 1347
Wilmington, DE 19899
Attention:	Eric S. Klinger-Wilensky, Esq.
Facsimile:	(302) 498-6220
Email:	ekwilensky@mnat.com

If to Rollover Investors, to it, at:

the addresses set forth on the signature page hereto,

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)

One Atlantic Center

1201 West Peachtree Street, Suite 2800

Atlanta, Georgia 30309-3450

Attention: Joseph Silver, Esq.

Facsimile: 404-682-7854

E-mail: joseph.silver@dlapiper.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

10. Termination. This Agreement shall terminate automatically, without any notice or other action by any party, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of the Support Agreement in accordance with its terms, or (d) the mutual written consent of the Parent and the Rollover Investors. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 10 shall relieve any party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of Section 12 shall survive any termination of this Agreement. For clarity, this Agreement shall not terminate upon an Adverse Recommendation Change unless the Merger Agreement is terminated. If, for any reason, the Merger contemplated by the Merger Agreement fails to occur promptly following the Closing, then the Parent shall promptly take all such actions as are necessary to restore each Rollover Investor to the position he, she, or it was in with respect to ownership of the Rollover Shares prior to such contribution or exchange taking place.

11. Assignment. The Rollover Investors may not sell, assign or transfer this Agreement, or any portion hereof, including, without limitation, the Rollover Investors’ rights, title, interests, remedies, powers and/or duties hereunder. Subject to the prior written consent of the Rollover Investors, which consent is not to be unreasonably withheld, the Parent may, at any time or times hereafter, sell, assign, transfer or make other disposition of this Agreement, or of any portion hereof, including, without limitation, the Parent’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder. Notwithstanding the foregoing, each Rollover Investor acknowledges and agrees that Parent may assign its rights and obligations under Sections 1 and 7 to a newly formed entity that holds all the outstanding entity interests of Parent (“Newco”) and, in such event, references to (a) “Stockholders Agreement” shall be deemed to refer to the Stockholders’ Agreement of Newco and (b) “Parent Common Stock” shall be deemed to refer to the common stock of Newco.

12. Miscellaneous.

(a) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by a party against whom enforcement of such modification, waiver, or termination is sought.

(b) This Agreement, together with the Merger Agreement, the Stockholders’ Agreement and the Support Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the Rollover Investors and the Parent, with respect to the subject matter hereof.

(c) The parties agree that irreparable damage would occur in the event that either of the Rollover Investors or the Parent did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that the Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon the Parent will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon the Parent, and the exercise by the Parent of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.

Each Rollover Investor further agrees that the Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12(c), and each Rollover Investor irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(d) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(f) Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all fees and expenses incurred in connection with this Agreement and such transactions shall be paid by the party incurring or required to incur such fees or expenses

(g) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9 of this Agreement or in such other manner as may be permitted by applicable Law. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(h) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT

OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

(i) This Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Delaware applicable to contracts made and to be performed wholly within the State of Delaware.

(j) This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a person are also to its permitted assigns and successors.

(l) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(m) Each Rollover Investor signs this Agreement solely in such Rollover Investor’s capacity as a stockholder of the Parent, and not in such Rollover Investor’s capacity (if any) as an officer or director of the Parent.

(n) To the extent the a Rollover Investor is an entity, the individual affiliated with the Rollover Investor signing this Agreement on its behalf hereby agrees, in his or her individual capacity, to be bound by and subject to the restrictions set forth in the Stockholders’ Agreement relation to non-competition and non-solicitation matters.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

POMEGRANATE HOLDINGS, INC.

By:
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Rollover, Contribution & Exchange Agreement]

ROLLOVER INVESTOR:

Juniper Poolings, LLC

By:		27-2906059
Name:	Winston Berry	(Social Security Number or Tax Identification Number)
Title:	Managing Member

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

740 Juniper Avenue	N/A
Boulder, CO 80304

ROLLOVER INVESTOR:

Gibson Trust

By:		###-##-####
Name:	Brett M. Berry	(Social Security Number or Tax Identification Number)
Title:	Trustee

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

740 Juniper Avenue	N/A
Boulder, CO 80304

ROLLOVER INVESTOR:

Jenner Trust

By:		56-6554898
Name:	Leslie Anderson	(Social Security Number or Tax Identification Number)
Title:	Authorized Signatory

Residence or Principal Business Address of Rollover Investor:		Address for Notices, if different from Residence or Principal Business Address:

ROLLOVER INVESTOR:

Millard Trust

By:		38-6967080
Name:	Leslie Anderson	(Social Security Number or Tax Identification Number)
Title:	Authorized Signatory

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

740 Juniper Avenue	N/A
Boulder, CO 80304

ROLLOVER INVESTOR:

Paiko Trust

By:		559501163 (Trustee)
Name:	Ray Berry	(Social Security Number or Tax Identification Number)
Title:	Trustee

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

4540 Gordon Drive	N/A
Naples, FL 34102

740 Juniper Avenue	N/A
Boulder, CO 80304

ROLLOVER INVESTOR:

Floyd Trust

By:		56-6342642
Name:	Leslie Anderson	(Social Security Number or Tax Identification Number)
Title:	Authorized Signatory

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

740 Juniper Avenue	N/A
Boulder, CO 80304

ROLLOVER INVESTOR:

Tuttle Trust

By:		38-6967081
Name:	Leslie Anderson	(Social Security Number or Tax Identification Number)
Title:	Authorized Signatory

Residence or Principal Business Address of Rollover Investor:	Address for Notices, if different from Residence or Principal Business Address:

740 Juniper Avenue	N/A
Boulder, CO 80304

Schedule 1

Rollover Investors and Rollover Shares1

Name of Rollover Investor	Number of Rollover Shares
Juniper Poolings, LLC	165,000
Gibson Trust	380,835
Jenner Trust	255,414
Floyd Trust	1,067,855
Tuttle Trust	375,494
Millard Trust	375,494
Paiko Trust	1,974,481

[1]	Excludes 30,300 shares held by the Bacca Foundation, an affiliate of Brett Berry that is not a Rollover Investor.

Exhibit A

Stockholders’ Agreement Principal Terms

Board Composition:	For so long as the Rollover Investors in the aggregate continue to hold at least 10% of the Parent Common Stock, the Rollover Investors shall be entitled to designate one director, who will initially be Ray Berry, to serve on the board of directors the Parent (the “Board”). The other members of the Board will be designated solely by Apollo Management VIII, L.P. or its affilates (“Apollo”).

Powers of the Board:	The Board will have the full authority to exercise all such powers, and to do all such acts and things, as the Parent is authorised to exercise, including, for the avoidance of doubt, borrowing money on behalf of the Parent, issuing new shares of the Parent and other such actions necessary to manage the business and affairs of the Parent, subject only to the protective provisions herein.

Transfer Restrictions:	The Rollover Investors may not directly or indirectly transfer Parent Common Stock unless the transfer is made to (i) their affiliates, family members, charitable foundations and customary estate-planning transferees who execute an appropriate joinder to the Stockholders’ Agreement, (ii) Apollo, (iii) made in connection with the excise of a Rollover Member’s tag-along rights, or (iv) made in connection with the exercise of drag-along rights by Apollo.

Tag-Along Rights:	Upon a sale or sales of shares of Parent Common Stock by Apollo to one or more third party purchasers representing an aggregate of at least 25% of the Parent Common Stock, the Rollover Investors would have the opportunity to sell to such third party purchaser(s) its pro rata share (based on the number of shares held by each such Rollover Member at the time of such sale) of the aggregate number of shares of Parent Common Stock to be sold to such purchaser(s) or transferee(s),

Drag-Along Rights	The Rollover Investors would be subject to a drag-along obligation with respect to its shares of Parent Common Stock at the option of Apollo, which will require all Rollover Investors to participate pro rata (based on the number of shares held by each party at the time of such sale) in any sale of shares of Parent Common Stock by Apollo to an unrelated third party where the consideration is cash or readily marketable securities of a public company listed on the NYSE or Nasdaq. Any transfer pursuant to the drag-along obligation shall be on the same terms and at the same price payable to

Apollo and such Rollover Investors shall make the same representations and warranties, and be subject to the same covenants and indemnification obligations, as Apollo in such sale; provided that each Rollover Member’s indemnity obligations shall be several and the indemnity obligation for each such stockholder (other than in cases of fraud) shall be capped at the consideration received by such Rollover Member in the drag-along sale.

Preemptive Rights:	Rollover Investors will be entitled to limited pro rata preemptive rights (as determined on a fully-diluted basis) with respect to offerings of Parent Common Stock where the only offerees are the then-existing stockholders of Parent, subject to customary exceptions.

Registration Rights:	Following the consummation of an initial public offering and for as long as the Rollover Investors in the aggregate hold at least 10% of the Parent Common Stock, Rollover Investors will be entitled to customary piggyback registration rights.

Protective Provisions:	For as long as the Rollover Investors in the aggregate hold at least 5% of the Parent Common Stock, the consent of the Rollover Investors holding a majority of the Parent Common Stock held by all Rollover Investors will be required for (i) any amendments of the Stockholders’ Agreement, which disproportionately and materially adversely effect the Rollover Investors, and (ii) any transaction between the Company and Apollo, unless the terms of such transaction are no less favorable than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

Restrictive Covenants:	Rollover Investors will be subject to customary confidentiality, non-solicitation, non-competition and non-disparagement restrictive covenants; provided that the non-disparagement covenants shall be mutual. The confidentiality and non-disparagement covenants will be perpetual.

Financial Information Rights:	Rollover Investors will be entitled to quarterly and annual financial statements of Parent.

Fees:	Rollover Investors will participate on a pro rata basis in any annual management fees owed to Parent or any affiliate of Parent with respect to the Company.

Governing Law:	Delaware.

Exhibit B

BR LLC Agreement Principal Terms

Managing Member:	The managing member (the “Managing Member”) will be an entity designated by Apollo, which such entity will have no economic interest in the BR LLC.

Powers of the Managing Member:	The Managing Member shall have the sole authority to manage the affairs of the BR LLC including amending the BR LLC Agreement, except for any amendments, which disproportionately and materially adversely effect the economics of the other members.

Other Members:	The other members will be the Rollover Investors who have the sole economic interest in the BR LLC.

Transfer Restrictions:	The Rollover Investors may not directly or indirectly transfer their interests in the BR LLC unless the transfer is made to their affiliates, family members, charitable foundations and customary estate-planning transferees who execute an appropriate joinder to the BR LLC Agreement or as otherwise permitted by the Managing Member.

Fiduciary Duties:	The BR LLC Agreement will contain a customary disclaimer of fiduciary duties.

Governing Law:	Delaware.

Exhibit C

Rollover Investor Ownership Chart

Name of Rollover Investor Entity	Ownership
Juniper Poolings, LLC	Gibson Trust - 13.99169%
Jenner Trust - 12.13651%
Floyd Trust - 40.88509%
Tuttle Trust - 16.54876%
Millard Trust - 16.43795%

	Trust Type	Authorized Representative	Primary Beneficiary

Gibson Trust	Revocable Grantor	Brett Berry as Trustee	Brett Berry

Jenner Trust	Irrevocable Grantor	Leslie Anderson as TFM Special Holdings Advisor	Brett Berry

Floyd Trust	Irrevocable Grantor	Leslie Anderson as TFM Special Holdings Advisor	Brett Berry

Tuttle Trust	Irrevocable Non-Grantor	Leslie Anderson as TFM Special Holdings Advisor	Margaret Berry

Millard Trust	Irrevocable Non-Grantor	Leslie Anderson as TFM Special Holdings Advisor	Benjamin Berry

Paiko Trust	Revocable Living Trust	Ray Berry as Trustee	Ray Berry